UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2011

Emmaus Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    310-214-0065

AFH ACQUISITION IV, INC.
______________9595 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212 _________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2011, the board of directors of Emmaus Holdings, Inc. (the “Company”) appointed Tracey C. Doi and Maurice J. DeWald to the Company’s board of directors.  Ms. Doi and Mr. DeWald were also appointed to the audit committee, compensation committee and corporate governance and nominating committee.  Mr. DeWald was appointed chairman of the audit committee.  Each of Ms. Doi and Mr. DeWald qualifies as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.

Ms. Doi, 50, has served as the group vice president and chief financial officer of Toyota Motor Sales, U.S.A. Inc. since 2003.  She served as vice president and corporate controller of Toyota Motor Sales, U.S.A., Inc. from 2000 to 2003.  Ms. Doi serves on the Federal Reserve Bank of San Francisco’s Economic Advisory Counsel.  Ms. Doi received a bachelor’s degree in business economics from the University of California, Los Angeles (UCLA) in 1983 and is a certified public accountant (inactive).  The Company believes that Ms. Doi is qualified to serve as a director of the Company due to her business and financial management experience, including her position as a chief financial officer, and her knowledge of audit committee functions.

Mr. DeWald, 71, has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm he founded, since 1992.  From 1962 to 1991, Mr. DeWald served in various positions with KPMG LLP, including managing partner of the Orange County office from 1976 to 1984, managing partner of the Chicago office from 1985 to 1986 and managing partner of the Los Angeles office from 1986 to 1991.  Mr. DeWald has served as a director of Targeted Medical Pharma, Inc. since February 2011, as a director of Healthcare Trust of America, Inc. since September 2006 and as a director of Integrated Healthcare Holdings, Inc. (OTCBB: IHCH.OB) since August 2005, including as Chairman of the Board since October 2008. Mr. DeWald served as a director of Mizuho Corporate Bank of California from 1992 to 2011.  From June 2005 to September 2006, he served on the board of directors of Quality Systems, Inc. (NASDAQ: QSII) and from 1991 to July 2003 he served on the board of directors of Tenet Healthcare Corporation (NYSE:  THC).  Mr. DeWald served on the board of directors of Monarch Funds from 1992 to 2003 and on the board of directors of ARV Assisted Living, Inc. from 1995 to 2003.  Mr. DeWald received a B.B.A. in finance and accounting from the University of Notre Dame in 1962 and is a certified public accountant (inactive).   Mr. DeWald also sits on the School of Business Advisory Council of the University of Notre Dame and has previously served as the Chairman and a director of the United Way of Greater Los Angeles. The Company believes that Mr. DeWald is qualified to sit on the Company’s board of directors due to his extensive management, finance, public accounting and public company directorship experience, as well as his experience in the healthcare industry.

As non-officer independent directors, each of Ms. Doi and Mr. DeWald will receive an annual grant of 10,000 options, $700 for each in-person board meeting attended, $400 for each telephonic board meeting and each committee meeting attended.   Mr. DeWald will also receive an annual grant of 2,000 options that will vest quarterly in four equal installments, as audit committee chair. Neither Ms. Doi nor Mr. DeWald has been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On August 4, 2011, the board of directors appointed Dr. Alfred Osborne, who was appointed to the Company’s board of directors in July 2011, to the audit committee, compensation committee and corporate governance and nominating committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Holdings, Inc.

Date: August 4, 2011	By:	/s/Yutaka Niihara
	Name:	Yutaka Niihara M.D., MPH.
	Title:	President and Chief Executive Officer